                                                                EXHIBIT 99.d(40)

                           [HARBOR CAPITAL LETTERHEAD]

                                              August 1, 2006

Mr. David G. Van Hooser
President
Harbor Fund
One SeaGate
Toledo, Ohio 43604

RE:      HARBOR GLOBAL VALUE FUND

Dear Mr. Van Hooser:

In connection with our service as investment adviser to the Harbor Global Value Fund ("Fund") pursuant to an Investment Advisory Agreement between Harbor Fund, on behalf of the Fund, and Harbor Capital Advisors, dated August 1, 2006, we hereby agree to limit the total annual operating expenses of each class of shares of the Fund until August 6, 2007 as follows:

                                                      INSTITUTIONAL        RETIREMENT          INVESTOR
                                                      -------------        ----------          --------
                                                          CLASS               CLASS              CLASS
                                                          -----               -----              -----

Total annual Fund operating expenses (expressed           1.00%               1.25%              1.38%
as a percentage of average daily net assets)


We shall have no ability to terminate or modify this expense limitation agreement until August 7, 2007.

Please acknowledge your agreement with the foregoing as of the date set forth above by signing in the space provided below and returning an executed original to my attention.

                                            HARBOR CAPITAL ADVISORS, INC.

                                            By:   /s/ Charles F. McCain
                                               -------------------------------
                                               Charles F. McCain
                                               Executive Vice President
Agreed and Accepted:

HARBOR FUND

By:    /s/ David G. Van Hooser
     ---------------------------------------
     David G. Van Hooser
     President